UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 28, 2006

DYNAMIC LEISURE CORPORATION

(Exact name of registrant as specified in its charter)

333-07953

(Commission File Number)

Minnesota	41-1508703
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5680A W. Cypress Street

          Tampa, FL 33607

(Address of principal executive offices)

(813) 877-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	Entry into a Material Definitive Agreement

On July 28, 2006, the Company entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with Miller Investments, LLC, an Indiana Limited Liability Company (the “Purchaser”), under which the Purchaser agreed to purchase, and the Company agreed to sell and issue to the Purchaser, Two Hundred Fifty Thousand (250,000) shares of the Company’s common stock, at a purchase price of Two Hundred Fifty Thousand Dollars ($250,000.00), a rate of $1.00 per share for the common stock. The Stock Purchase Agreement was a private offering of unregistered securities.. The Company did agree to file a new registration statement (on Form SB-2 or otherwise) on or before October 2, 2006, or within thirty (30) days of the effective date of the Company’s pending post-effective amendment(s), whichever comes first. and to cause the registration statement to become effective within sixty (60) days of its filing with the SEC. Should the registration statement not be timely filed as required above, or should the registration statement not be declared effective within the above-stated time period, the Purchaser shall be entitled to receive from the Company two percent (2%) of the committed capital investment, in cash or common stock of the Company at current market price, at the Purchaser’s discretion, for each one (1) calendar month of delay in either filing or effectiveness, or both. The Company agreed to pay all of the costs and expenses of preparing and filing the registration statement.

In connection with the Stock Purchase Agreement, on July 28, 2006 the Company also issued to the Purchaser warrants to purchase Two Hundred Fifty Thousand (250,000) shares of common stock of the Company at an exercise price of One Dollar ($1.00) per share, subject to potential adjustment(s) in the exercise price as set forth in the Warrant to Purchase Shares of Common Stock. The warrants are exercisable for a period of five (5) years from the date of issuance.

The above discussion of the material terms of the Agreement is not a complete description of the terms of the transaction and is qualified in its entirety by reference to the Agreement itself, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and the text of which is incorporated herein by reference.

ITEM 3.02	Unregistered Sales of Equity Securities

In connection with the transaction first described in Item 1.01, the Company issued to the Purchaser 250,000 shares of common stock. The shares were issued in reliance on the exemption from registration provided by section 4(2) of the Act, on the basis that their issuance did not involve a public offering, that no underwriting fees or commissions were paid by us in connection with such sale, and that the Purchaser represented to us that it was an “accredited investor” as defined in the Act.

ITEM 9.01(d)	Exhibits

Exhibits 99.1	Common Stock Purchase Agreement with Miller Investments, LLC dated July 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC LEISURE CORPORATION

Date: August 2, 2006	By: /s/ Daniel G. Brandano
Daniel G. Brandano
President